SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report

April 21, 2004

MedImmune, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19131	52-1555759
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification No.)
incorporation or organization)

One MedImmune Way, Gaithersburg, MD 20878
(Address of principal executive offices) (Zip Code)

        Registrant’s telephone number, including area code (301) 398-0000

ITEM 5. Other Events

On April 21, 2004, MedImmune, Inc. (the “Company”), issued a press release announcing that Lota S. Zoth, formerly Vice President and Controller, has been appointed Senior Vice President and Chief Financial Officer. The Company also announced that it has promoted the following executives, reflecting their expanded responsibilities: Joan Brandt, Ph.D. to Vice President, Corporate Quality Control; Michael J. Cowan to Vice President, Corporate Quality Assurance; Christine Dingivan, M.D. to Vice President, Clinical Development, Head of Strategic Operations; Lori A. Weiman to Vice President, Corporate Communications; and Peter C. Young to Vice President, Information Technology. A copy of the Company’s press release describing this event is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. Exhibits

           c. Exhibits

               Ex. 99.1- Press release, dated April 21, 2004, “MedImmune Appoints CFO, Promotes Several Senior Executives”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIMMUNE, INC.

BY: /s/ Lota S. Zoth —————————————— Lota S. Zoth Senior Vice President and Chief Financial Officer

Dated: April 21, 2004